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                                                                    Exhibit 10.7

                             US AIRWAYS GROUP, INC.

                           2005 EQUITY INCENTIVE PLAN
                          STOCK UNIT AWARD GRANT NOTICE

US Airways Group, Inc. (the "COMPANY"), pursuant to its 2005 Equity Incentive Plan (the "PLAN"), hereby grants to Participant a Stock Unit Award covering the number of stock units (the "STOCK UNITS") set forth below (the "AWARD"). This Award shall be evidenced by a Stock Unit Award Agreement (the "AWARD AGREEMENT"). This Award is subject to all of the terms and conditions as set forth herein and in the Award Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

     Participant: _______________________________

     Date of Grant: _____________________________

     Number of Stock Units: _____________________

     Payment for Stock Units: Participant's services to the Company

VESTING SCHEDULE: Subject to acceleration as described in Section 2 of the Award Agreement, and provided that the Participant's Continuous Service has not terminated prior to the applicable vesting date and the performance condition specified in Section 5(c) of the Award Agreement has been satisfied, the Stock Units shall vest as follows:

     - 50% of the Stock Units shall vest on each of September 27, 2008 and 2009.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Stock Units and the Common Stock subject to the Stock Units and supersede all prior oral and written agreements on that subject with the exception of (i) awards previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:

     OTHER AGREEMENTS: None

US AIRWAYS GROUP, INC.                  PARTICIPANT


By:
    ---------------------------------   ----------------------------------------
    Signature                           Signature
Title:                                  Date:
       ------------------------------         ----------------------------------
Date:
      -------------------------------

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ATTACHMENTS: Stock Unit Award Agreement and US Airways Group, Inc. 2005 Equity
             Incentive Plan

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                                  ATTACHMENT I

                                 AWARD AGREEMENT

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                                  ATTACHMENT II

                US AIRWAYS GROUP, INC. 2005 EQUITY INCENTIVE PLAN

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                             US AIRWAYS GROUP, INC.
                           2005 EQUITY INCENTIVE PLAN
                           STOCK UNIT AWARD AGREEMENT

     Pursuant to the Stock Unit Award Grant Notice ("GRANT NOTICE") and this Stock Unit Award Agreement ("AWARD AGREEMENT"), US Airways Group, Inc. (the "COMPANY") has awarded you a Stock Unit Award under its 2005 Equity Incentive Plan (the "PLAN") for the number of stock units ("STOCK UNITS") as indicated in the Grant Notice (collectively, the "AWARD"). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

     The details of your Award are as follows:

     1. NUMBER OF STOCK UNITS AND SHARES OF COMMON STOCK. The number of Stock Units subject to your Award is set forth in the Grant Notice. Each Stock Unit shall represent the right to receive one (1) share of Common Stock. The number of Stock Units subject to your Award and the number of shares of Common Stock deliverable with respect to such Stock Units may be adjusted from time to time for capitalization adjustments as described in Section 12(a) of the Plan.

     2. VESTING. The Stock Units shall vest, if at all, as provided in the vesting schedule set forth in your Grant Notice, provided, however, that:

          (A) vesting shall cease upon the termination of your Continuous Service; and

          (B) vesting of all Stock Units shall be fully accelerated in the event that (i) your Continuous Service is terminated by the Company without Cause (as defined in the Plan) or by reason of your death or Disability (as defined in the
Plan), (ii) you terminate your Continuous Service for Good Reason (as defined in your Executive Change in Control and Severance Benefits Agreement), or (iii) your Continuous Service is terminated involuntarily with or without Cause (as defined in the Plan) within twenty-four (24) months following a Change in Control (as defined in the Plan) of the Company that occurs subsequent to September 27, 2005.

     3. DIVIDENDS. You will be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares subject to your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares will be converted into additional shares covered by the Award, and further provided that such additional shares will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as apply to the other Stock Units and Common Stock subject to your Award.

     4. PAYMENT. This Award was granted in consideration of your services to the Company. Subject to Section 10 below, you will not be required to make any payment to the Company (other than your past and future services with the Company) with respect to your receipt of the Award, vesting of the Stock Units, or the delivery of the shares of Common Stock subject to the Stock Units.

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     5. DELIVERY OF SHARES.

          (A) Subject to Sections 5(b), 5(c) and 10 below, your vested Units shall be converted into shares of Common Stock, and the Company will deliver to you a number of shares of the Company's Common Stock equal to the number of vested shares subject to your Award, on the applicable vesting date. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

          (B) In the event that the Company determines that you are subject to its policy regarding trading of the Company's stock by its officers and directors and any shares of Common Stock subject to your Award are scheduled to be delivered on a day (the "ORIGINAL DISTRIBUTION DATE") that does not occur during a "window period" applicable to you, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first day of the next "window period" applicable to you pursuant to such policy; and

          (C) Notwithstanding anything in this Award Agreement or Plan to the contrary, no shares of Common Stock subject to the Stock Units shall be delivered to you unless (i) the operating certificates of US Airways, Inc. and America West Airlines, Inc. have been combined before September 27, 2008, and
(ii) you remain in Continuous Service until the end of such three (3) year period.

     6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you will not be issued any shares of Common Stock under your Award unless either (a) such shares are then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock under your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.

     7. TRANSFER RESTRICTIONS. Prior to the time that the shares of Common Stock subject to your Award have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of such shares. For example, you may not use shares of Common Stock that may be issued in respect of your Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares of Common Stock in respect of your vested Stock Units. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock in respect of vested Stock Units pursuant to this Agreement.

     8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your

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Award shall obligate the Company or any Affiliate, their respective stockholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

     9. UNSECURED OBLIGATION. Your Award is unfunded, and even as a holder of vested Stock Units, you shall be considered an unsecured creditor of the Company with respect to the Company's obligation, if any, to distribute shares of Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

     10. WITHHOLDING OBLIGATIONS.

          (A) At the time you receive a distribution of shares of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with such distribution.

          (B) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you pursuant to your Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of distribution, not in excess of the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting).

          (C) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver to you any shares of Common Stock pursuant to your Award.

     11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

     12. MISCELLANEOUS.

          (A) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

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          (B) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

          (C) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

          (D) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (E) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     13. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

     14. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

                                    * * * * *

     This Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Stock Unit Grant Notice to which it is attached.